Exhibit 10.114

FIRST AMENDMENT TO EXECUTIVE RETENTION AGREEMENT

This First Amendment to Executive Retention Agreement (“Amendment”) is entered into as of November 15, 2008, by and between Meade Instruments Corp. (the “Company”) and Steven L. Muellner (“Executive”).

WHEREAS, the Company and Executive have entered into that certain Executive Retention Agreement, dated as of January 10, 2008 (“Executive Retention Agreement”); and

WHEREAS, the Company and Executive desire to amend the Executive Retention Agreement as set forth below.

For good and valuable consideration, the parties agree as follows:

Section 1.               All defined terms not otherwise defined herein shall have the meanings set forth in the Executive Retention Agreement.

Section 2.               The Termination Date set forth in Section 5 of the Executive Retention Agreement shall be changed to March 31, 2009 and the Term of the Executive Retention Agreement shall be extended until such Termination Date.

Section 3.               Unless otherwise specifically set forth herein, all other terms and conditions of the Executive Retention Agreement shall remain as originally set forth therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MEADE INSTRUMENTS CORP.

By:	/s/ Paul E. Ross

Its:	Senior Vice President – Finance and
Chief Financial Officer

EXECUTIVE

/s/ Steven L. Muellner